UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE MOTLEY FOOL FUNDS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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IMPORTANT NOTICE FOR ALL SHAREHOLDERS OF

Motley Fool Independence Fund

Motley Fool Great America Fund

Motley Fool Epic Voyage Fund

(each a series of The Motley Fool Funds Trust)

The number of outstanding shares of the Motley Fool Independence Fund, Motley Fool Great America Fund, and Motley Fool Epic Voyage Fund as of the record date in the Proxy Statement section entitled “Additional Information — Voting Securities, Principal Shareholders and Management Ownership” is amended and restated in its entirety as shown below:

Shareholders of the Funds at the close of business on the Record Date (October 5, 2016) will be entitled to be present and vote at the Special Meeting.  Each shareholder will be entitled to one vote for each whole Fund share and a fractional vote for each fractional Fund share held as of the Record Date.  As of that date, the following shares of the Funds were outstanding:

Fund	Institutional Shares	Investor Shares
Motley Fool Independence Fund	347,143.226	17,514,468.306
Motley Fool Great America Fund	299,928.135	11,380,156.265
Motley Fool Epic Voyage Fund	174,730.686	2,438,340.846